                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for Flexible Premium Variable Life, issued through the General American Separate Account Eleven (File No. 333-53477). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:  /s/   Stephen E. Roth
                                                ----------------------------
                                                     Stephen E. Roth

Washington, D.C.
April 28, 2003